Exhibit 99.B(b)

BYLAWS

OF

NEW COVENANT FUNDS

(A Delaware Business Trust)

As amended and restated on March 27, 2012

These Bylaws of New Covenant Funds (the “Trust”), a Delaware business trust, are subject to the Trust Instrument of the Trust dated September 30, 1998, as from time to time amended, supplemented or restated (the “Trust Instrument”).  Capitalized terms used herein have the same meaning as in the Trust Instrument.

ARTICLE I

NAME OF TRUST, PRINCIPAL OFFICE AND SEAL

SECTION 1. PRINCIPAL OFFICE. The principal office of the Trust shall be located at such location (within or without the State of Delaware) as the Trustees may from time to time determine. The Trust may establish and maintain other offices and places of business as the Trustees may from time to time determine.

SECTION 2. DELAWARE OFFICE. The Trustees shall establish a registered office in the State of Delaware and shall appoint as the Trust’s registered agent for service of process in the State of Delaware an individual resident of the State of Delaware or a Delaware corporation or a corporation authorized to transact business in the State of Delaware and in any case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust.

SECTION 3. SEAL. The Trustees may adopt a seal which shall be in such form and have such inscription as the Trustees may from time to time determine.  Any Trustee or officer of the Trust shall have authority to affix the seal to any document, provided that the failure to affix the seal shall not affect the validity or effectiveness of any document.

ARTICLE II

MEETINGS OF TRUSTEES

SECTION 1. MEETINGS. Meetings of the Trustees may be held at such places and such times as the Trustees may from time to time determine. Such meetings may be called orally or in writing by the Chairman of the Trustees or by any two other Trustees. Each Trustee shall be given notice of any meeting as provided in Article II, Section 7, of the Trust Instrument.

SECTION 2. ACTION WITHOUT A MEETING. Actions may be taken by the Trustees without a meeting or by a telephone meeting, as provided in Article II, Section 7, of the Trust Instrument.

SECTION 3. EXPENSES OF TRUSTEES.  The Trustees as such shall be entitled to reasonable compensation from the Trust, and they may fix the amount of such compensation from time to time.  Further, each Trustee shall receive from the Trust for his or her services reimbursement for his or her expenses as may be incurred from time to time.

SECTION 4. EFFECT OF APPOINTMENT, DESIGNATION OR IDENTIFICATION OF TRUSTEES.  The appointment, designation or identification (including in any proxy or registration statement or other document) of a Trustee as chair of the Board of Trustees, a member or chair of a committee of the Board of Trustees, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent Trustee or as having experience, attributes or skills in any area, or any other appointment, designation or identification of a Trustee, shall not impose on that person any standard of care or liability that is greater than that imposed on that person as a

Trustee in the absence of the appointment, designation or identification, and no Trustee who has special attributes, skills, experience or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof.  In addition, no appointment, designation or identification of a Trustee as aforesaid shall affect in any way that Trustee’s rights or entitlement to indemnification or advancement of expenses.

ARTICLE III

COMMITTEES

SECTION 1. ORGANIZATION. The Trustees may designate one or more committees of the Trustees. The Chairmen of such committees shall be elected by the Trustees. The number composing such committees and the powers conferred upon the same shall be determined by the vote of a majority of the Trustees. All members of such committees shall hold office at the pleasure of the Trustees.  The Trustees may abolish any such committee at any time in their sole discretion. Any committee to which the Trustees delegate any of their powers shall maintain records of its meetings and shall report its actions to the Trustees. The Trustees shall have the power to rescind any action of any committee, but no such rescission shall have retroactive effect. The Trustees shall have the power at any time to fill vacancies in the committees. The Trustees may delegate to these committees any of its powers, subject to the limitations of applicable law.

SECTION 2. EXECUTIVE COMMITTEE. The Trustees may elect from their own number an Executive Committee which shall have any or all the powers of the Trustees when the Trustees are not in session. The Chairman of the Trustees shall be a member of the Executive Committee.

SECTION 3. NOMINATING COMMITTEE. The Trustees may elect from their own number a Nominating Committee composed entirely of Trustees who are not Interested Persons which shall have the power to select and nominate Trustees who are not Interested Persons, and shall have such other powers and perform such other duties as may be assigned to it from time to time by the Trustees.

SECTION 4. AUDIT COMMITTEE. The Trustees may elect from their own number an Audit Committee composed entirely of Trustees who are not Interested Persons which shall have the power to review and evaluate the audit function, including recommending independent certified public accountants, and shall have such other powers and perform such other duties as may be assigned to it from time to time by the Trustees.

SECTION 5. OTHER COMMITTEES. The Trustees may appoint other committees whose members need not be Trustees.  Each such committee shall have such powers and perform such duties as may be assigned to it from time to time by the Trustees, but any committee whose membership includes one or more non-Trustees shall not exercise any power which may lawfully be exercised only by the Trustees or a committee thereof.

SECTION 6. PROCEEDINGS AND QUORUM.  Each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable.  In the event any member of any committee is absent from any meeting, the members present at the meeting, whether or not they constitute a quorum, may appoint a Trustee to act in the place of such absent member.  In the absence of a committee’s adoption of such rules and regulations governing its proceedings, the following shall apply:  (a) at any meeting of a committee, one-third of the Trustees who are members of that committee shall constitute a quorum for the transaction of business of such committee; provided, however, a quorum shall not be less than two; (b) when a quorum is present at any meeting of a committee, a majority of members of the committee present may take any action, except when a larger vote is expressly required by law, by the Trust Instrument, by these By-Laws or by the Charter of the committee; (c) actions may be taken by the members of the committee without a meeting or by a telephone meeting, as provided in Article II, Section 7, of the Trust Instrument; and (d) each member of a committee shall be given notice of any meeting as provided in Article II, Section 7, of the Trust Instrument.

SECTION 7. EXPENSES OF COMMITTEE MEMBERS.  The Trustees serving on committees shall be entitled to reasonable compensation from the Trust, and the Board may fix the amount of such compensation from time to time.  Further, Trustees serving on a committee shall receive from the Trust for his or her services reimbursement for his or her expenses as may be incurred from time to time.

ARTICLE IV

OFFICERS

SECTION 1. GENERAL. The officers of the Trust shall be a President, a Treasurer, a Secretary, and may include one or more Vice Presidents, Assistant Treasurers or Assistant Secretaries, and such other officers as the Trustees may from time to time elect. It shall not be necessary for any Trustee or other officer to be a Shareholder of the Trust.

SECTION 2. ELECTION, TENURE AND QUALIFICATIONS OF OFFICERS. The officers of the Trust, except those appointed as provided in Section 9 of this Article, shall be elected by the Trustees. Each officer elected by the Trustees shall hold office until his or her successor shall have been elected and qualified or until his or her earlier resignation. Any person may hold one or more offices of the Trust except that no one person may serve concurrently as both President and Secretary. A person who holds more than one office in the Trust may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer. No officer need be a Trustee.

SECTION 3. VACANCIES AND NEWLY CREATED OFFICES. Whenever a vacancy shall occur in any office, regardless of the reason for such vacancy, or if any new office shall be created, such vacancies or newly created offices may be filled by the Trustees or, in the case of any office created pursuant to Section 9 of this Article, by any officer upon whom such power shall have been conferred by the Trustees.

SECTION 4. REMOVAL AND RESIGNATION. Any officer may be removed from office at any time, with or without cause, by the Trustees. In addition, any officer or agent appointed in accordance with the provisions of Section 9 of this Article may be removed, with or without cause, by any officer upon whom such power of removal shall have been conferred by the Trustees. Any officer may resign from office at any time by delivering a written resignation to the Trustees, the President, the Secretary, or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

SECTION 5. PRESIDENT. Subject to the direction of the Trustees, the President shall have general charge of the business affairs, policies and property of the Trust and general supervision over its officers, employees and agents. In the absence of the Chairman of the Trustees or if no Chairman of the Trustees has been elected, the President shall preside at all Shareholders’ meetings and at all meetings of the Trustees and shall in general exercise the powers and perform the duties of the Chairman of the Trustees. Except as the Trustees may otherwise order, the President shall have the power to grant, issue, execute or sign such powers of attorney, proxies, agreements or other documents as may be deemed advisable or necessary in the furtherance of the interests of the Trust or any Series or Class thereof. The President also shall have the power to employ attorneys, accountants and other advisers and agents for the Trust. The President shall exercise such other powers and perform such other duties as are commonly incident to his or her office as if the Trust were organized as a Delaware business corporation and shall have such other duties and powers as the Trustees may from time to time assign to the President.

SECTION 6. VICE PRESIDENT. The Trustees may from time to time elect one or more Vice Presidents who shall have such powers and perform such duties as are commonly incident to his or her office as if the Trust were organized as a Delaware business corporation and shall have such other duties and powers as may from time to time be assigned to them by the Trustees or the President. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the first appointed of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

SECTION 7. TREASURER AND ASSISTANT TREASURERS. The Treasurer shall be the principal financial and accounting officer of the Trust and shall have general charge of the finances and books of the Trust. The Treasurer shall deliver all funds and securities of the Trust to such company as the Trustees shall retain as custodian in accordance with the Trust Instrument, these Bylaws, and applicable law. The Treasurer shall make annual reports regarding the business and financial condition of the Trust as soon as possible after the close of the Trust’s fiscal year. The Treasurer also shall furnish such other reports concerning the business and financial condition of the Trust as the Trustees may from time to time require. The Treasurer shall perform all acts as are commonly incident to his or her office as if the Trust were organized as a Delaware business corporation, subject to the supervision of the Trustees, and shall perform such additional duties as the Trustees may from time to time designate.

Any Assistant Treasurer may perform such duties of the Treasurer as the Trustees or the Treasurer may assign, and, in the absence of the Treasurer, may perform all the duties of the Treasurer.

SECTION 8. SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall record all votes and proceedings of the meetings of Trustees and Shareholders in books to be kept for that purpose. The Secretary shall be responsible for giving and serving of all notices of the Trust. The Secretary shall have custody of any seal of the Trust. The Secretary shall be responsible for the records of the Trust, including the Share register and such other books and papers as the Trustees may direct and such books, reports, certificates and other documents required by law. All of such records and documents shall at all reasonable times be kept open by the Secretary for inspection by any Trustee for any proper Trust purpose. The Secretary shall perform all acts as are commonly incident to his or her office as if the Trust were organized as a Delaware business corporation, subject to the supervision of the Trustees, and shall perform such additional duties as the Trustees may from time to time designate.

Any Assistant Secretary may perform such duties of the Secretary as the Trustees or the Secretary may assign, and, in the absence of the Secretary, may perform all the duties of the Secretary.

SECTION 9. SUBORDINATE OFFICERS. The Trustees may appoint from time to time such other officers and agents as they may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Trustees may determine. The Trustees may delegate from time to time to one or more officers or committees of Trustees the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any officer or agent appointed in accordance with the provisions of this Section 9 may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Trustees.

SECTION 10. EXPENSES OF OFFICERS.  At the discretion of the Trustees, officers of the Trust as such shall be entitled to reasonable compensation from the Trust, such compensation to be fixed from time to time by the Trustees.  Further, each officer of the Trust shall receive from the Trust for his or her services reimbursement for his or her expenses as may be incurred from time to time.

SECTION 11. SURETY BOND. The Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940 and the rules and regulations of the Securities and Exchange Commission) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his or her duties to the Trust, including responsibility for negligence and for the accounting of any of the Trust’s property, funds or securities that may come into his or her hands.

ARTICLE V

MEETINGS OF SHAREHOLDERS

SECTION 1. ANNUAL MEETINGS. There shall be no annual Shareholders’ meetings except as required by law or as hereinafter provided.

SECTION 2. SPECIAL MEETINGS. Special meetings of Shareholders of the Trust or of any Series or Class shall be called by the President or Secretary whenever ordered by the Trustees, and shall be held at such time and place as may be stated in the notice of the meeting.

Special meetings of the Shareholders of the Trust or of any Series or Class shall be called by the Secretary upon the written request of Shareholders owning at least ten percent (10%) of the Outstanding Shares entitled to vote at such meeting, provided that (1) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (2) the Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholders.

If the Secretary fails for more than thirty days to call a special meeting, the Trustees or the Shareholders requesting such a meeting may, in the name of the Secretary, call the meeting by giving the required notice. If the meeting is a meeting of Shareholders of any Series or Class, but not a meeting of all Shareholders of the Trust, then only a special meeting of Shareholders of such Series or Class need be called and, in such case, only Shareholders of such Series or Class shall be entitled to notice of and to vote at such meeting.

SECTION 3. NOTICE OF MEETINGS. Except as provided in Section 2 of this Article, the Secretary shall cause written notice of the place, date and time, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice shall be given as determined by the Trustees at least ten (10) days before the date of the meeting. The written notice of any meeting may be delivered or mailed (including electronically), postage prepaid, to each Shareholder entitled to vote at such meeting.  If mailed, notice shall be deemed to be given when deposited in the United States mail directed to the Shareholder at his or her address as it appears on the records of the Trust.  Notice of any Shareholders’ meeting need not be given to any Shareholder if a written waiver of notice, executed before, at or after such meeting, is filed with the record of such meeting, or to any Shareholder who is present at such meeting in person or by proxy unless the Shareholder is present solely for the purpose of objecting to the call of the meeting. Notice of adjournment of a Shareholders’ meeting to another time or place need not be given, if such time and place are announced at the meeting at which the adjournment is taken and the adjourned meeting is held within a reasonable time after the date set for the original meeting. At the adjourned meeting the Trust may transact any business which might have been transacted at the original meeting.  If after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to Shareholders of record entitled to vote at such meeting. Any irregularities in the notice of any meeting or the nonreceipt of any such notice by any of the Shareholders shall not invalidate any action otherwise properly taken at any such meeting.

SECTION 4. VALIDITY OF PROXIES. Subject to the provisions of the Trust Instrument and unless the Trustees declare otherwise, Shareholders entitled to vote may vote either in person or by proxy, provided that either (1) a written instrument authorizing such proxy to act has been signed and dated by the Shareholder or by his or her duly authorized attorney, or (2) the Shareholder or his or her duly authorized attorney has authorized such proxy to act by any electronic or telecommunications device, including telefax, telephone or through the Internet or any other means permissible under the Delaware Act or General Corporation Law of the State of Delaware, but if a proposal by anyone other than the officers or Trustees is submitted to a vote of the Shareholders of the Trust or of any Series, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees, Shares may be voted only in person or by written proxy. Unless the proxy provides otherwise, it shall not be valid if executed more than eleven months before the date of the meeting. All proxies shall be delivered to the Secretary or other person responsible for recording the proceedings before being voted. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the Shareholder to vote at any adjournment of a Shareholders meeting. At every meeting of Shareholders, unless the voting is conducted by inspectors, all questions concerning the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes, shall be decided by the chairman of the meeting. Subject to the provisions of the Trust Instrument or these Bylaws, all matters concerning the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

SECTION 5. PLACE OF MEETING. All special meetings of Shareholders shall be held at the principal place of business of the Trust or at such other place as the Trustees may from time to time designate.

SECTION 6. ACTION WITHOUT A MEETING. Any action to be taken by Shareholders may be taken without a meeting if a majority (or such other amount as may be required by law) of the Outstanding Shares entitled to vote on the matter consent to the action in writing (including an electronic writing) and such written consents (including an electronic consent) are filed with the records of the Shareholders’ meetings. Such written consent (including an electronic consent) shall be treated for all purposes as a vote at a meeting of the Shareholders held at the principal place of business of the Trust.  If the unanimous written consent of all Shareholders entitled to vote shall not have been received, if required by applicable law, the Secretary shall give prompt notice of the action approved by the Shareholders without a meeting.

ARTICLE VI

SHARES IN THE TRUST

SECTION 1. CERTIFICATES. No certificates certifying the ownership of Shares shall be issued. In lieu of issuing certificates of Shares, the Trustees or the transfer agent or Shareholder servicing agent may either issue receipts or may keep accounts upon the books of the Trust for record holders of such Shares. In either case, the record holders shall be deemed, for all purposes, to be holders of certificates for such Shares as if they accepted such certificates and shall be held to have expressly consented to the terms thereof.

ARTICLE VII

CUSTODY OF SECURITIES

SECTION 1. EMPLOYMENT OF A CUSTODIAN. The Trust shall at all times place and maintain all funds, securities and similar investments of the Trust and of each Series in the custody of a Custodian, including any sub-custodian for the Custodian (the “Custodian”), or in any other manner that is permitted (i) under the Investment Company Act of 1940 and the rules and regulations thereundeor; or (ii) by the Securities and Exchange Commission. The Custodian shall be one or more banks or trust companies of good standing or such other financial institutions or other entities as shall be permitted by the Investment Company Act of 1940 or rule or order of the Securities and Exchange Commission.  The Custodian (not including any sub-custodian) shall be appointed from time to time by the Trustees, who shall determine its remuneration.

SECTION 2. TERMINATION OF CUSTODIAN AGREEMENT. Upon termination of the Custodian Agreement or inability of the Custodian to continue to serve, the Trustees shall promptly appoint a successor Custodian.  If so directed by resolution of the Trustees or by vote of a majority of Outstanding Shares of the Trust, the Custodian shall deliver and pay over all property of the Trust or any Series held by it as specified in such vote.

SECTION 3. OTHER ARRANGEMENTS. The Trust may make such other arrangements for the custody of its assets (including deposit arrangements) as may be required or permitted by any applicable law, rule or regulation.

ARTICLE VIII

FISCAL YEAR AND ACCOUNTANT

SECTION 1. FISCAL YEAR. The fiscal year of the Trust shall be as determined by the Trustees.

SECTION 2. ACCOUNTANT. The Trust shall employ independent certified public accountants as its accountant (“Accountant”) to examine the accounts of the Trust and to sign and certify financial statements filed by the Trust. The Accountant’s certificates and reports shall be addressed both to the Trustees and to the Shareholders.

ARTICLE IX

AMENDMENTS

SECTION 1. GENERAL. All Bylaws of the Trust shall be subject to amendment, alteration or repeal, and new Bylaws may be made by the affirmative vote of a majority of either: (1) the Outstanding Shares of the Trust entitled to vote at any meeting; or (2) the Trustees at any meeting. In no event will Bylaws be adopted that are in conflict with the Trust Instrument, the Delaware Act, the Investment Company Act of 1940, or applicable securities laws.

ARTICLE X

MISCELLANEOUS

SECTION 1. INSPECTION OF BOOKS. The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions the accounts and books of the Trust or any Series shall be open to the inspection of Shareholders. No Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees.

SECTION 2. SEVERABILITY. The provisions of these Bylaws are severable.  If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the Investment Company Act of 1940, the regulated investment company or other provisions of the Internal Revenue Code or with other applicable laws and regulations the conflicting provision shall be deemed never to have constituted a part of these Bylaws; provided, however, that such determination shall not affect any of the remaining provisions of these Bylaws or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these Bylaws.

SECTION 3. HEADINGS. Headings are placed in these Bylaws for convenience of reference only and in case of any conflict, the text of these Bylaws rather than the headings shall control.

SECTION 4.  CONTRACTS AND INSTRUMENTS; HOW EXECUTED.  The Board, except as otherwise provided in these By-Laws, may authorize any officer or officers or agent or agents of the Trust, to enter into any agreement or execute and deliver any instrument in the name of the Trust on behalf of any Series, and such authority may be general or confined to specific instances; and, unless so authorized by the Board or by the Trust Instrument or these By-Laws, no officer, agent, or employee shall have any power or authority to bind the Trust by any agreement, contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or for any amount.  Notwithstanding the foregoing, the President and any Vice President may enter into any agreement or execute and deliver any instrument in the name of the Trust on behalf of any Series without specific or general authorization by the Board if such agreement or written instrument is in the ordinary course of the Trust’s business and is routine or non-material.

SECTION 5.  EVIDENCE OF AUTHORITY.  Anyone dealing with the Trust shall be fully justified in relying on a copy of a resolution of the Board or of any committee thereof empowered to act in the premises which is certified as true by the Secretary or an Assistant Secretary of the Trust.